EXHIBIT 99.1

900 N. Michigan Avenue, Suite 1600 Chicago, Illinois 60611 (312) 274-2000

Contact:

G. MARC BAUMANN

Executive Vice President and

Chief Financial Officer

Standard Parking Corporation

(312) 274-2199

mbaumann@standardparking.com

FOR IMMEDIATE RELEASE

Standard Parking Corporation Announces Date for

2012 Annual Meeting

Chicago, IL – February 28, 2012 – Standard Parking Corporation (NASDAQ: STAN) today announced that its 2012 annual shareholders meeting will be held at 8:30 AM (CT) on April 25, 2012 at The Talbott Hotel, 20 East Delaware Place, Chicago, Illinois 60611. It also set March 7, 2012 as the record date for determining shareholders of the company who are entitled to vote at the meeting.

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. The Company, with approximately 12,000 employees, manages over 2,100 parking facilities, containing over one million parking spaces in hundreds of cities across North America, including parking-related and shuttle bus operations serving more than 60 airports.

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